UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2005

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2005, Occam Networks, Inc. (the “Company”) and Mission West Properties, L.P. II entered into a commercial lease agreement. The thirty-six month lease provides for the lease by the Company of approximately 8,843 square feet in a building located in Milpitas, California. Base annual rent begins at approximately $40,800, and increases at the beginning of month thirteen and month twenty-five of the lease period to approximately $54,600 and $72,084, respectively, plus applicable common area charges. The Company is primarily using the leased space for finance and operations purposes.

A copy of the lease agreement has been included as Exhibit 10.77 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

10.77	Standard Form Multi-Tenant Lease dated July 7, 2005, by and between the Company and Mission West Properties, L.P. II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell
Chief Financial Officer

Date: March 29, 2006

Exhibit Index

Exhibit Number	Description
10.77	Standard Form Multi-Tenant Lease dated July 7, 2005, by and between the Company and Mission West Properties, L.P. II